As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-39135

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THOMAS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

72-0843540

(I.R.S. Employer Identification Number)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas 75039
(972) 869-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael McGrath
President and Chief Executive Officer
Thomas Group, Inc.
5221 N. O’Connor Blvd., Suite 500
Irving, Texas 75039
(972) 869-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public: Not applicable.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-Accelerated filer ☐	Smaller reporting company ☒

Explanatory Note — Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3, Registration No. 333-39135, filed on October 31, 1997, by Thomas Group, Inc. (the “Company”), as amended on December 3, 1997, pertaining to the resale by the holder thereof of 1,400,000 shares of Common Stock, par value $.01 per share, of the Company (the “Registration Statement”).  The offering pursuant to the Registration Statement has terminated.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 27, 2011.

THOMAS GROUP, INC.

By:	/s/ Frank W. Tilley
Frank W. Tilley
Chief Financial Officer and
Vice President